Exhibit (10)(e)

AMENDMENT 2005-1

TO THE

WACHOVIA CORPORATION

ELECTIVE DEFERRAL PLAN

(as amended and restated on April 16, 2002, and as subsequently amended)

WHEREAS, Wachovia Corporation (the “Corporation”) maintains the Wachovia Corporation Elective Deferral Plan (the “Plan”) for the benefit of certain employees;

WHEREAS, the Corporation wishes to amend the Plan to reflect certain administrative actions taken during the 2005 Plan Year to comply with Section 409A of the Internal Revenue Code of 1986, as amended; and

WHEREAS, pursuant to Section 10.3 of the Plan, the Corporation may amend the Plan at any time by action of the Management Resources and Compensation Committee of the Corporation’s Board of Directors.

NOW, THEREFORE, BE IT RESOLVED, effective as of January 1, 2005, Section 4.1(a) of the Plan is hereby amended to add the following to the end thereof:

“For the 2005 Plan Year, the Committee may permit an Eligible Employee to elect to defer a specified dollar amount and/or percentage of an Incentive Award after the beginning of the Plan Year which includes the performance period to which the Incentive Award relates, provided that (i) the Incentive Award qualifies as “bonus compensation” (as that term is defined in Internal Revenue Service Notice 2005-1), (ii) the performance period is no less than 12 months and the Eligible Employee’s right to the Incentive Award is based on the Eligible Employee’s performance of services over the performance period, and (iii) the Eligible Employee’s deferral election is submitted at least six months before the end of such performance period. In addition, the Committee may permit an Eligible Employee to cancel (either in whole or in part) the Eligible Employee’s deferral election for the 2005 Plan Year with respect to Compensation payable to the Eligible Employee during the 2005 Plan Year, and receive a payment on or before December 31, 2005 of the portion of the Eligible Employee’s Deferral Account attributable to the cancelled deferral election, including investment earnings allocable thereto. Such a cancellation election must be made before December 31, 2005 and shall be administered in compliance with applicable transition relief described in Internal Revenue Service Notice 2005-1.”

IN WITNESS WHEREOF, Wachovia Corporation has caused this Amendment 2005-1 to the Plan to be executed on its behalf by a duly authorized officer on this 20th day of December, 2005.

WACHOVIA CORPORATION

By:	/s/ W. Lawrence Gilmer
Title:	Director of Compensation and Benefits
Date:	December 20, 2005